UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2016

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭☐⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭☐⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭☐⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭☐⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reappointment of Chief Financial Officer

On February 11, 2016, the Board of Directors of Glen Burnie Bancorp (the “Company”) approved the reappointment of John M. Wright as Chief Financial Officer of the Company, and Treasurer and Chief Financial Officer of the Company’s wholly-owned subsidiary, The Bank of Glen Burnie (the “Bank”), and his promotion from Senior Vice President of the Bank to Executive Vice President of the Company and the Bank. As a result, Mr. Wright’s resignation which was to be effective February 26, 2016 has been rescinded. The current terms of Mr. Wright’s employment will remain in effect, except that his base salary will be increased to $200,000 per annum.

Mr. Wright, age 49, has been in the banking industry for the past 25 years. He served as Senior Vice President/Chief Financial Officer of The Patapsco Bank (which will be merging with Howard Bank) since April 2012, prior to which he was a private consultant since September 2011. From April 2008 until September 2011, Mr. Wright was Deputy CEO and Chief Financial Officer of CGI North America, a subsidiary of Societe Generale, and from February 1990 through March 2008, Mr. Wright served in increasingly senior positions in the banking industry. Mr. Wright received a Bachelor of Science degree in accounting from University of Maryland in 1988, and became a certified public accountant in 1990. Mr. Wright joined the Company on September 28, 2015 as Chief Financial Officer/Senior Vice President of the Bank and Treasurer and Chief Financial Officer of the Company.

Appointment of New Director

On February 11, 2016, the Board of Directors of the Company appointed John D. Long as director effective April 1, 2016, to replace Michael G. Livingston upon his retirement on March 31, 2016. Mr. Livingston’s retirement will create a vacancy in the class of directors with terms of office expiring at the 2018 Annual Meeting of Stockholders, and Mr. Long has been appointed to fill that vacancy until the 2018 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Mr. Long is currently Executive Vice President of the Company and the Bank and, upon Mr. Livingston’s retirement, will succeed Mr. Livingston as President and Chief Executive Officer of the Company, the Bank and the Company’s other wholly-owned subsidiary, GBB Properties, Inc. There are no arrangements or understandings between Mr. Long and any other person pursuant to which he has been selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: February 12, 2016	By:	/s/ Michael G. Livingston
Michael G. Livingston Chief Executive Officer

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